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SPD BANK
Shanghai Pudong Development Bank

Entrusted Loan Contract

No.: 7772008280166
Shanghai Pudong Development Bank

Entrusted Loan Contract

Short-term Loan Contract
Contract No.: 77072008280156
Client: Tianjin Haitai Investment Guarantee Co., Ltd.
Address:
Lender: Shanghai Pudong Development Bank, Tianjin Branch
Operating address:
Borrower: Tianjin Yayi Industrial Co., Ltd.
Address:

Since the client, Tianjin Haitai Investment Guarantee Co., Ltd. (addressed as the “client” hereinafter) entrusts the borrower to release the loan (Entrusting Contract for Entrusted loan No.: 77072008280080) and the borrower, Tianjin Yayi Industrial Co., Ltd. (addressed as the “borrower” hereinafter) applies for the loan, the three parties discussed and drafted the contract on the basis of mutual fairness.

Clause1. Entrust and Agent
The client entrust the lender to release the loan, and the lender has accepted the entrustment. Following the client’s instructions, the lender releases the loan under the contract to the borrower, but does not undertake the responsibility to investigate before releasing the loan or to analyze and evaluate the borrower’s credit risk. The client promises to know and judge the borrower’s conditions by itself, and to undertake the work of monitoring the borrower’s use of the loan and the work of collecting the loan. The lender is only responsible for transferring the loan to the borrower’s account and deducting the principle and interest when they are due. The borrower admits the lender’s legal position as the client’s agent, and admits that the contract directly rules the client and the borrower.

Clause2. Loan
2.1 The loan under the contract is in RMB and the type of loan is entrusted loan.
2.2 The amount of the loan under the contract is (in Chinese characters) 5,000,000.00 RMB.
2.3 The term of the loan is three months, from December 26, 2008 to March 26, 2009.
2.4 The interest rate for the loan under the contract is 0.48675% per month. The function of the loan is for working fund. The borrower must not embezzle the loan for other use.

Clause3. Interest of the Loan
3.1 The interest of the loan under the contract is calculated from the loan-drawing date till (including) the day the loan is repaid on the basis of 360 days per year.
3.2 If the interest of the loan needs adjusting, the client should negotiate and agree with the borrower and inform the lender in the form of written Notice for Adjustment of the Entrusted Loan. Then the lender will adjust the interest rate accordingly.
3.3 If the interest rate is the same with the bank interest rate of certain level but the number of days when the loan is actually borrowed is not up the standard time limit of the level, the interest rate shall be the one stated in the contract. If the loan is extended, and the loan term reaches a new level of interest rate, the new rate should be taken in calculation of interest.
3.4 The payment term of the interest of the loan under the contract is as following: (one of the following)
  (  ) 3.4.1 Payable quarterly and 20th day of the third month of each quarter of a solar calendar year is the liquidation date.
  (  ) 3.4.1 Payable monthly and the ___ day of each month is the liquidation date.
  (√) 3.4.1 All the principle and interest shall be repaid off at one time when the loan is due.
  (  ) 3.4.1 The principle and interest shall be repaid by installment.
3.5 c

Clause4. Capital Withdraw
4.1 If the following conditions have been met, the lender will allow the borrower to proceed with the capital withdraw procedures:
   (1) The Application for Entrusted Loan and related loan documents have been filled as required;
   (2) Valid certificate of identification has been submitted;
   (3) Approval, registration, notarization and filing procedures related to the loan have been covered;
   (4) If the loan is guaranteed, the guarantee contract should be valid;
   (5) The borrower’s request for withdrawing capital complies with the notice of capital release for entrusted loan or relevant content and requirement in the contract;
   (6) If the entrusted loan will be used for investment in fixed assets, the certifying documents for related approval have been submitted;
   (7) Other documents and materials required by the lender have been submitted.
4.2 The borrower follows the following time and manner to apply for capital withdraw to the lender: (one of the following)
(√)4.2.1 The borrower will apply for withdraw of capital at one time on December 26, 2008.
(  )4.2.1 The borrower will follow the following plan to withdraw the loan by installment, but should apply for withdraw three business days in advance:
Date                                                                                                                        Amount
4.3 The lender should promptly release the loan after the procedures have been covered by the borrower.
4.4 The borrow should follow clause 4.2 to withdraw the capital in full amount timely.

Clause5. Repayment
5.1 The borrower should repay all the principle and the interest of the loan when it is due. For repayment by installment, the repayment plan must be strictly followed.
5.2 The borrower follows the following manner to repay the principle in full amount timely: (one of the following)
(√) 5.2.1 The principle of the loan should be repaid at one time when it is due
(  ) 5.2.1 The principle of the loan should be repaid by installment
5.3 The borrower hereby authorizes the lender to deduct the due payables from the borrower’s saving accounts.
5.4 The path of repayment should be from the account of the borrower to the account of the entrusted fund and then to the account of the liquidation account of the client. The borrower is aware of and promises to follow the above mentioned path to repay the loan instead of transferring the repayment directly into the client’s account. If any problem is caused by the borrower’s wrong operation, the borrower should undertake the subsequent responsibilities, while the lender will not undertake any subsequent risk.

Clause6. Repay before due and extension of the loan
6.1 If the borrower requires to repay the loan before due, it must get the client’s and the lender’s consent in advance. The borrower should apply for repayment before due in written form ten days in advance. The borrower should follow the borrower’s written notice to cover the procedures for repayment before due.
6.2 If the borrower requires to extend the loan, it must get the client’s and the lender’s consent in advance. The borrower should apply for extension in written form ten days in advance. The borrower should follow the borrower’s written notice to cover the procedures for extension.

Clause7. Loan Guarantee
7.1 The client may require the borrower to provide guarantee for the loan under the contract. The guarantee should be accepted by the client and additional guarantee contract should be signed.
7.2 The guarantee contract is effective after being signed by the client, the lender and the guarantor. If the guarantee contract is signed before the loan contract, the guarantee contract should be effective on the same day when the loan contract is signed.

Clause8. Debt Evidence
8.1 The evidence of the borrower’s debt is the accounting voucher issued by the lender on the basis of the business operation standard.
8.2 The client admits that the evidence of the borrower’s debt is the accounting voucher issued by the lender on the basis of the business operation standard.

Clause9. Loan Management
9.1 After the loan under the contract is released, the client will manage the loan on its own. Whether the client conducts the management and the effect of the management has nothing to do with the lender. The lender is no responsible for the management of loan.
9.2 During the validity of the contract, the client has the right to check the use of the loan, and the borrower should directly provide the client with such information, documents and convenience for inspection.
9.3 During the loan term, if the borrower’s business bankrupts, business license cancelled, business stopped, scattered, is in insolvency or if any serious changes occur to the borrower’s financial status, operating management system, major management, and the borrower should inform the client.

Clause10. Breach and Settlement
10.1 If the borrower has not followed the contract to use the loan, the client will have the right to require the lender to stop releasing the loan, to take back part or the entire released loan, and to charge penalty interest for the incorrectly used part.
10.2 If the borrower fails to repay the interest of the loan, the client has the right to ask the lender to charge penalty interest.
10.3 If the borrower violates clause 9.3, it should pay RMB___ for its breach.
10.4 If the borrower fails to repay the principle or interest of the loan, the client has the right to urge the borrower for repayment of the loan and has the right to charge ___ penalty interest for the overdue part of the loan. The client has the right to ask for repayment from the guarantor.
10.5 During the loan term, if the borrower’s business bankrupts, business license cancelled, business stopped, scattered, or the borrower is in insolvency or other status which may bring insecurity to the loan, the lender, per the client’s request, may withdraw the loan or take other measures.
10.6 In the above mentioned cases, the client has the right to require the lender to deduct the borrower’s payable principles and interest (including penalty interest) and penal sum.
10.7 The lender has no obligation to take any action on its own against the borrower’s breaching activities, because the loan management and repayment urging should be conducted by the client.

Clause11. Other
11.1 After the contract is signed, the change and termination of the contract should be discussed and agreed by the three parties, except the contract or laws and rules have additional regulation.
11.2 The contract is effective after the three parties have stamped and signed on it. The contract ends when the loan has been fully repaid. If the client is an organization without legal representative, the contract should be signed by the person in charge and the signatory. If the party is an individual, the individual should sign the name stated in the valid certificate.
11.3 After the contract is effective, it should be notarized per the client’s request.
11.4 The contract applies to the laws of the People’s Republic of China. Any dispute related to the contract is under the jurisdiction of the local people’s court at the lender’s operating address.
11.5 The guarantee contract, the loan application provided by the borrower, the notice for releasing the entrusted loan submitted by the client and other related documents provided by the borrower and the client are all indiscerptible parts of the contract.
11.6 There should be three original copies of the contract, with each of the three parties holding one. Several photocopies of the contract should be kept for record.

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When signing the contract, all the three parties have no question about all the clauses in the contract. And all the parties have correct and accurate understanding on the legal meaning of the duties and rights.

The client (company seal)
Legal representative or authorized signatory (signature or stamp)

The client (company seal)
Legal representative or authorized signatory (signature or stamp)

The client (company seal)
Legal representative or authorized signatory (signature or stamp)
Signing date: December 26, 2008